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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements of Eastern Environmental Services, Inc.:

    (i)  on Form S-8 (Registration No. 33-25155, filed on October 24, 1988),
   (ii) on Form S-8 (Post-Effective Amendment No. 2 to Registration No. 33-21251, filed on May 4, 1990),
  (iii)  on Form S-8 (Registration No. 33-37374, filed on October 18, 1990),
   (iv)  on Form S-8 (Registration No. 33-45250, filed on January 27, 1992),
    (v)  on Form S-3 (Registration No. 333-00283, filed on February 14, 1996),
   (vi) on Form S-8 (Post-Effective Amendment No. 1 to Registration Statement No. 333-28627, filed on June 20, 1997), and
  (vii) on Form S-3 (Post-Effective Amendment No. 2 to Registration Statement No. 333-32361 filed on October 10, 1997)


of our report dated February 23, 1998, with respect to the consolidated financial statements of Eastern Environmental Services, Inc. included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated February 27, 1998 filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
February 27, 1998